SMITH BARNEY SMALL CAP CORE FUND, INC.

                              ARTICLES OF AMENDMENT

      Smith Barney Small Cap Core Fund, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Charter of the Corporation is hereby amended to provide as follows:

      The name and designation of the Class L shares of capital stock of the Corporation is hereby changed to Class C shares.

      SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the Stockholders.

      THIRD: The amendment to the Charter of the Corporation effected hereby shall become effective at 8:00 a.m., on April 29, 2004.


      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 29th day of April, 2004.


                                          SMITH BARNEY SMALL CAP CORE FUND, INC.


                                          By: /s/ R. Jay Gerken
                                              ----------------------------------
                                          Name: R. Jay Gerken
                                          Title: President

WITNESS:


/s/ Gordon E. Swartz
----------------------------------
Name:  Gordon E. Swartz
Title: Assistant Secretary

      THE UNDERSIGNED, the President of Smith Barney Small Cap Core Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                          /s/ R. Jay Gerken
                                          ----------------------------------
                                          Name:  R. Jay Gerken
                                          Title: President


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